UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $368.00 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, Dave Inc. (the “Company”) announced that Kyle Beilman, the Company’s Chief Financial Officer and Secretary, has been promoted to Chief Financial Officer and Chief Operating Officer and Secretary, effective July 11, 2025.

Information regarding Mr. Beilman’s background and business experience, contracts between the Company and Mr. Beilman, and any related party transactions involving Mr. Beilman is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2025.

In connection with his appointment, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved certain adjustments made to Mr. Beilman’s compensation. Mr. Beilman will be eligible to receive an annual base salary increase from $450,000 to $475,000, effective May 5, 2025, a target annual cash bonus of 75% of base salary under the Company’s Executive Incentive Bonus Plan, a target annual long-term incentive compensation opportunity of $4,000,000, and other benefits generally made available to similarly situated employees. Mr. Beilman will receive a true-up lump-sum payment, representing the additional compensation earned by Mr. Beilman between May 5, 2025 and July 11, 2025 in respect of Mr. Beilman’s base salary increase from $450,000 to $475,000.

In addition, in connection with his appointment, the Committee approved prorated equity awards to Mr. Beilman in order to make him whole for the current annual grant cycle, equal in value to approximately $1,175,000 in the aggregate as of July 11, 2025, and consisting of a prorated award of restricted stock units (“RSUs”) and a prorated award of performance-based restricted stock units (“PSUs”). The prorated RSU award shall vest and be earned subject to a four (4)-year vesting schedule, with one-sixteenth (1/16) of the RSUs vesting on September 1, 2025 and an additional one-sixteenth (1/16) vesting on each quarterly anniversary thereafter. The prorated PSU award shall vest and be earned in three (3) separate tranches, each based on the achievement of a service and a performance condition. Vesting of both the prorated RSU and prorated PSU awards is subject to Mr. Beilman’s continuous status as a service provider to the Company through each applicable vesting date, provided, that if Mr. Beilman’s employment is terminated by the Company without “cause” or by Mr. Beilman for “good reason” (as such terms are defined in his employment agreement with the Company, dated January 31, 2022) in the period beginning three (3) months prior to and ending twelve (12) months following a “change in control” (as defined in his employment agreement) and Mr. Beilman executes a release of claims, the prorated equity awards will vest in full.

Item 7.01	Regulation FD Disclosure.

On July 14, 2025, the Company issued a press release announcing Mr. Beilman’s promotion described above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2025	Dave Inc.

	By:	/s/ Jason Wilk
	Name:	Jason Wilk
	Title:	Chief Executive Officer